SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 13, 2003




                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                      000-21507              11-2723423
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification  No.)


                            1801 E. St. Andrew Place
                               Santa Ana, CA 92705
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (714) 466-1000

        Former name or former address, if changed since last report: N/A




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ITem 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


     On June 13, 2003, Powerwave Technologies, Inc. (the "Company") entered into an Asset Purchase Agreement ("Purchase Agreement") with Ericsson Amplifier Technologies, Inc. ("AMT"), Microwave Power Devices, Inc. and Ericsson AB ("Ericsson"). Under the Purchase Agreement, the Company will purchase selected assets of AMT, including certain inventories, equipment and real estate. As part of the purchase, the Company also will assume certain warranty obligations of AMT and make offers of employment to a limited number of employees of AMT. The purchase price is $9,820,400 to be paid in cash at closing. Also, in connection with the purchase, the Company will become a supplier of 2.1 GHz WCDMA amplifiers to Ericsson. The purchase is subject to the satisfaction of certain conditions and is expected to close within the Company's second fiscal quarter ending June 29, 2003.


     A copy of the press release announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.



Item 7.      Financial Statements and Exhibits

 (c)         Exhibits

      The following exhibit is furnished as part of this report:

 Exhibit Number            Description
 --------------     --------------------------------------
      99.1          Press release dated June 16, 2003.



                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   June 16, 2003                        POWERWAVE TECHNOLOGIES, INC
     --------------------

                                             By:   /s/ KEVIN T. MICHAELS
                                                 ------------------------------
                                                 Kevin T. Michaels
                                                 Senior Vice President, Finance
                                                 and Chief Financial Officer

                                  EXHIBIT INDEX

      Exhibit Number              Description

          99.1 Press release of Powerwave Technologies, Inc, dated June 13, 2003.